Exhibit 4.1

Execution Version

FOURTH SUPPLEMENTAL INDENTURE

by and among

PIONEER NATURAL RESOURCES COMPANY

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

Dated as of January 29, 2021

Supplement to Indenture for Debt Securities

Dated as of June 26, 2012

0.750% Senior Notes due 2024

1.125% Senior Notes due 2026

2.150% Senior Notes due 2031

TABLE OF CONTENTS

(continued)

Exhibit A -	Form of 2024 Global Note

Exhibit B -	Form of 2026 Global Note

Exhibit C -	Form of 2031 Global Note

-i-

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE dated as of January 29, 2021 (this “Supplemental Indenture”), by and between Pioneer Natural Resources Company, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture (as defined below).

RECITALS

A. The Company and the Trustee, entered into that certain Indenture, dated as of June 26, 2012 (the “Indenture”), pursuant to which the Company may from time to time issue its debentures, notes, bonds or other evidences of indebtedness in one or more series (collectively, the “Debt Securities”).

B. Section 9.01 of the Indenture provides that the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee may, without the consent of the Holders of the Debt Securities, enter into a supplemental indenture to establish the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 2.03 of the Indenture.

C. The Company desires to issue (i) $750,000,000 aggregate principal amount of 0.750% Senior Notes due 2024 (the “2024 Notes”), (ii) $750,000,000 aggregate principal amount of 1.125% Senior Notes due 2026 (the “2026 Notes”) and (iii) $1,000,000,000 aggregate principal amount of 2.150% Senior Notes due 2031 (the “2031 Notes” and, together with the 2024 Notes and the 2026 Notes, the “Notes”) each as a separate series of Debt Securities under the Indenture, and in connection therewith, the Company has duly determined to make, execute and deliver this Supplemental Indenture to set forth the terms and provisions of each of the three series of Notes as required by the Indenture.

D. The Company has determined that this Supplemental Indenture is authorized or permitted by Section 9.01 of the Indenture and has delivered to the Trustee an Opinion of Counsel and Officers’ Certificate to the effect that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture have been complied with.

E. All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in the Indenture, the valid and legally binding obligations of the Company have been done.

F. All things necessary to make this Supplemental Indenture a valid and legally binding indenture and agreement according to its terms, and a valid and legally binding amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders of the Notes:

AGREEMENT

Section 1. Notes. Pursuant to Section 2.03 of the Indenture, the terms and provisions of the Notes are as follows:

(a) The 2024 Notes, the 2026 Notes and the 2031 Notes shall each be a separate series of Debt Securities under the Indenture. The title of the 2024 Notes shall be designated as the “0.750% Senior Notes due 2024”, the title of the 2026 Notes shall be designated as the “1.125% Senior Notes due 2026”, and the title of the 2031 Notes shall be designated as the “2.150% Senior Notes due 2031”.

(b) The 2024 Notes shall be initially limited to $750,000,000 aggregate principal amount, the 2026 Notes shall be initially limited to $750,000,000 aggregate principal amount, and the 2031 Notes shall be initially limited to $1,000,000,000 aggregate principal amount. The Company may, without the consent of the Holders of the Notes, increase such aggregate principal amounts in the future, on the same terms and conditions and with the same CUSIP numbers as the applicable series of Notes. The Company shall not issue any such additional Notes unless the additional Notes are fungible with the applicable series of Notes for United States federal income tax purposes.

(c) The 2024 Notes shall mature on January 15, 2024 (the “2024 Notes Maturity Date”), the 2026 Notes shall mature on January 15, 2026 (the “2026 Notes Maturity Date”) and the 2031 Notes shall mature on January 15, 2031 (the “2031 Notes Maturity Date”). Except as provided in Section 3 of this Supplemental Indenture, the 2024 Notes shall not require any principal or premium payments prior to the 2024 Notes Maturity Date, the 2026 Notes shall not require any principal or premium payments prior to the 2026 Notes Maturity Date, and the 2031 Notes shall not require any principal or premium payments prior to the 2031 Notes Maturity Date.

(d) The rate at which the 2024 Notes shall bear interest shall be 0.750% per annum, the rate at which the 2026 Notes shall bear interest shall be 1.125% per annum, and the rate at which the 2031 Notes shall bear interest shall be 2.150% per annum. Interest on the Notes issued on the date hereof shall accrue from January 29, 2021, for the first interest payment and from the most recent interest payment date thereafter; the interest payment dates on which such interest shall be payable shall be January 15 and July 15, beginning July 15, 2021(each an “Interest Payment Date”); and the record dates for the determination of the Holders of the Notes to whom such interest is payable shall be the close of business on the immediately preceding January 1 (for January 15 Interest Payment Dates) and July 1 (for July 15 Interest Payment Dates) (each an “Interest Record Date”).

(e) Payments with respect to the principal of, and premium, if any, and interest on, the Notes represented by one or more Global Securities (“Global Senior Notes”) registered in the name of The Depository Trust Company (the “Depositary”) or its nominee on the applicable Interest Record Date shall be made by the Company through the Trustee in immediately available funds to the Depositary or its nominee, as the case may be.

(f) The Notes shall be redeemable at any time, at the option of the Company, in whole or from time to time in part, at the price, and otherwise in accordance with the terms and provisions, set forth in Section 2 of this Supplemental Indenture and (to the extent they do not conflict with Section 2 of this Supplemental Indenture) the terms and provisions of Sections 3.03 and 3.04 of the Indenture.

(g) The 2024 Notes, the 2026 Notes and the 2031 Notes shall each be represented by one or more Global Senior Notes deposited with the Depositary and registered in the name of the nominee of the Depositary. The 2024 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the 2026 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B hereto, and the 2031 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit C hereto. The terms of each of such exhibits are incorporated in and made a part of this Supplemental Indenture.

(h) There shall be no mandatory sinking fund for the payments of any series of the Notes.

(i) As long as the Depositary or its nominee, or a successor Depositary or its nominee, is the registered owner of the Global Senior Notes relating to a series of the Notes, owners of the beneficial interests in such Global Senior Notes:

(i) shall not be entitled to have the Notes of such series registered in their names;

(ii) shall not receive or be entitled to receive physical delivery of the Notes of such series in definitive form, except (A) as provided in Section 2.15(c) of the Indenture or (B) if an Event of Default with respect to such series of Notes has occurred and is continuing; and

(iii) shall not be considered the owners or Holders of the Notes of such series under the Indenture for any purpose, including with respect to the giving of any direction, instruction, or approval to the trustee under the Indenture.

(j) Wells Fargo Bank, National Association shall be the trustee for each series of the Notes under the Indenture.

(k) Article X and Article XI of the Indenture shall apply to each series of the Notes.

(l) The Notes shall not be subordinated pursuant to the provisions of Article XII of the Indenture. The Notes shall be senior obligations of the Company ranking equal with other existing and future senior unsecured indebtedness of the Company.

(m) The Company shall be subject to all the covenants set forth in Article IV of the Indenture with respect to each series of the Notes.

(n) To the extent not set forth herein, the provisions of Section 2.03 of the Indenture are not applicable.

(o) Initially, the Trustee shall act as Paying Agent and Registrar. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States, which shall initially be the office of the Paying Agent at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55479. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debt Security Register (or upon written application by such Person to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, by wire transfer of immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal in excess of $1,000,000, which application shall remain in effect until the Holder notifies the Trustee and Paying Agent to the contrary).

Section 2. Optional Redemption of Notes. The Notes of each series shall be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 10 and not more than 60 days’ notice, on any date prior to the applicable maturity (the “Redemption Date”), notwithstanding any contrary provisions in Section 3.03 of the Indenture. If the 2024 Notes are redeemed before January 15, 2022 (the “2024 Notes Par Call Date”), the 2026 Notes are redeemed before December 15, 2025 (the “2026 Notes Par Call Date”), or the 2031 Notes are redeemed before October 15, 2030 (the “2031 Notes Par Call Date” and, together with the 2024 Notes Par Call Date and the 2026 Notes Par Call Date, the “Par Call Dates” and each, a “Par Call Date”), such Notes will be redeemed at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on any Interest Payment Date that is on or prior to the Redemption Date) plus the applicable Make-Whole Premium described below, if any (the “Redemption Price”). In the event that the Notes are so redeemed, the Redemption Price will never be less than 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the Redemption Date. If the 2024 Notes are redeemed on or after the 2024 Notes Par Call Date, the 2026 Notes are redeemed on or after the 2026 Notes Par Call Date or the 2031 Notes are redeemed on or after the 2031 Notes Par Call Date, such Notes will be redeemed at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on any Interest Payment Date that is on or prior to the Redemption Date).

The amount of the Make-Whole Premium with respect to any Note (or portion thereof) to be redeemed before the applicable Par Call Date will be equal to the excess, if any, of:

(a) the sum of the present values of:

(i) each interest payment that, but for such redemption, would have been payable on such Note (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date), assuming such Note matured on the applicable Par Call Date; and

(ii) the principal amount that, but for such redemption, would have been payable at the final maturity of such Note (or portion thereof) being redeemed, assuming such Note matured on the applicable Par Call Date; over

(b) the principal amount of such Note (or portion thereof) being redeemed.

The present values of interest and principal payments referred to in clause (a) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable (calculated as if the Notes being redeemed matured on the applicable Par Call Date), but for the redemption, to the Redemption Date at a discount rate equal to the applicable Treasury Yield (as defined below) plus 10 basis points in the case of the 2024 Notes, 10 basis points in the case of the 2026 Notes and 20 basis points in the case of the 2031 Notes.

The present values of interest and principal payments referred to above and Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company.

For purposes of determining the Make-Whole Premium, “Treasury Yield” means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the applicable series of Notes to be redeemed, determined as if such Notes matured on the applicable Par Call Date, calculated to the nearest 1/12th of a year (the “Remaining Term”). The Make-Whole Premium and Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date.

The weekly average yields (being, if not reported as a weekly average yield, the average of the five most recent daily reported yields) of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15 Selected Interest Rates” or any successor release (the “H.15 Statistical Release”). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

In the case of any partial redemption of Notes of any series, selection of the Notes of such series for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate (or, in the case of the Global Senior Notes, the Notes represented thereby shall be selected in accordance with the prescribed method of the Depositary or its nominee), although no such Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note of the applicable series in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Any such redemption may, at the Company’s discretion, be conditioned upon (i) the occurrence of a Change of Control Repurchase Event or (ii) the closing of another transaction, including a sale of securities or other financing, in each case as specified in the notice in reasonable detail. Notwithstanding Section 3.04 of the Indenture, a notice of conditional redemption shall be of no effect unless all conditions to the redemption have occurred on or before the Redemption Date or have been waived by the Company on or before the Redemption Date. The Company shall provide written notice of failure to meet such conditions to the holders and the Trustee no later than the Redemption Date.

Section 3. Offer to Repurchase Upon a Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs with respect to the Notes of any series (a “Change of Control Repurchase Event”), unless the Company has otherwise exercised its right to redeem the Notes of such series, the Company will make an offer to each Holder of Notes of such series to repurchase all or any portion (equal to $1,000 or an integral multiple of $1,000) of such Holder’s Notes at a price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (the “Change of Control Repurchase Event Payment”). Within 30 days following any Change of Control Repurchase Event, the Company will send a written notice (the “Change of Control Repurchase Event Offer”) to each such Holder of such series of Notes (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control Repurchase Event and stating:

(i) that the Change of Control Repurchase Event Offer is being made pursuant to the Change of Control Repurchase Event provisions of the Notes of such series and that all Notes of such series tendered will be accepted for payment;

(ii) the purchase price and the purchase date, which shall be no earlier than 20 days and no later than 60 days from the date such notice is sent (the “Change of Control Repurchase Event Payment Date”);

(iii) that any Note of such series not tendered will continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Change of Control Repurchase Event Payment, all Notes of such series accepted for payment pursuant to the Change of Control Repurchase Event Offer will cease to accrue interest on and after the Change of Control Repurchase Event Payment Date;

(v) that Holders electing to have any Notes of such series purchased pursuant to a Change of Control Repurchase Event Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Repurchase Event Payment Date;

(vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second business day preceding the Change of Control Repurchase Event Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes of such series delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes of such series purchased; and

(vii) that Holders whose Notes of such series are being purchased only in part will be issued new Notes of such series equal in principal amount to the unpurchased portion of the Notes of such series surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of any series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes of any series, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes of such series by virtue of such conflict.

(b) On the Change of Control Repurchase Event Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Notes of the applicable series or portions of such Notes properly tendered and not withdrawn pursuant to the Company’s offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all such Notes or portions of such Notes properly accepted; and

(iii) deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of such Notes or portions of such Notes being purchased by the Company.

The Paying Agent will promptly send to each holder of the Notes properly accepted the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal to the principal amount of any unpurchased portion of the Notes surrendered, if any; provided, that each new Note will be issued in denominations of $1,000 or integral multiples of $1,000.

(c) Except as described above with respect to a Change of Control Repurchase Event, the Indenture and this Supplemental Indenture do not contain any other provisions that permit the holders of the Notes to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(d) The Company will not be required to make a Change of Control Repurchase Event Offer with respect to a series of Notes if a third party makes an offer for Notes of such series in the manner applicable to an offer made by the Company, at the times and otherwise in compliance with the requirements set forth in this Supplemental Indenture, and such third party purchases all Notes of such series properly tendered and not withdrawn under its offer.

(e) The provisions of this Section 3 applicable to the 2024 Notes may be waived or modified with the consent of the holders of a majority in aggregate principal amount of the 2024 Notes, the provisions of this Section 3 applicable to the 2026 Notes may be waived or modified with the consent of the holders of a majority in aggregate principal amount of the 2026 Notes, and the provisions of this Section 3 applicable to the 2031 Notes may be waived or modified with the consent of the holders of a majority in aggregate principal amount of the 2031 Notes.

Section 4. Additional Covenants of the Company.

(a) Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create or permit to exist any Lien on any Principal Property or shares of capital stock or Indebtedness of a Subsidiary of the Company that owns or leases Principal Property securing any obligation, whether such Principal Property, shares of capital stock or Indebtedness are owned on the date on which the Notes were originally issued or thereafter acquired, securing any obligation unless the Company contemporaneously secures the Notes equally and ratably with (or prior to) such obligation until such time as such obligations are no longer secured by a Lien. The preceding sentence shall not require the Company to secure the Notes if the Lien consists of either of the following:

(i) Permitted Liens; or

(ii) Liens securing Indebtedness if, after giving pro forma effect to the Incurrence of such Indebtedness (and the receipt and application of the proceeds thereof) or the securing of outstanding Indebtedness, the sum of (without duplication) (x) all Indebtedness of the Company and its Subsidiaries secured by Liens on Principal Property (other than Permitted Liens) and (y) all Attributable Indebtedness in respect of Sale and Leaseback Transactions with respect to any Principal Property, at the time of determination does not exceed 15% of Adjusted Consolidated Net Tangible Assets.

(b) Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless: (i) the Company or such Subsidiary would be entitled to create a Lien on such Principal Property securing Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale and Leaseback Transaction without securing the Notes pursuant to Section 4(a) of this Supplemental Indenture, (ii) the Company, within six months after the effective date of such Sale and Leaseback Transaction, applies to the voluntary defeasance or retirement of Notes or other Indebtedness an amount equal to the Attributable Indebtedness in respect of such Sale and Leaseback Transaction, or (iii) after giving pro forma effect to the Attributable Indebtedness with respect to such Sale and Leaseback Transaction, the sum of (without duplication) (x) all Indebtedness of the Company and its Subsidiaries secured by Liens on Principal Property (other than Permitted Liens) and (y) all Attributable Indebtedness in respect of Sale and Leaseback Transactions with respect to any Principal Property, at the time of determination does not at the time of determination exceed 15% of Adjusted Consolidated Net Tangible Assets.

(c) Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5. Amendments to Sections 1.01, 6.01, 6.04 and Article XIII of the Indenture.

(a) Section 1.01. Section 1.01 of the Indenture is hereby amended, solely with respect to the Notes, by:

(i) adding a definition of “Adjusted Consolidated Net Tangible Assets” as follows:

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

a) the sum of (i) discounted future net revenues from proved oil and gas reserves of the Company and its Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year-end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves produced or disposed of since such year end, and (D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), in each case as estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose; (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest available annual or quarterly financial statements; (iii) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and (iv) the greater of the net book value of other tangible assets of the Company and its Subsidiaries, as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and (B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements; minus

b) the sum of (i) noncontrolling interests in consolidating subsidiaries; (ii) any net gas balancing liabilities of the Company and its Subsidiaries reflected in the Company’s latest audited financial statements; (iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and (iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the successful efforts method to the full cost or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting.

(ii) adding a definition of “Attributable Indebtedness” as follows:

“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, as of the time of determination, (a) if the obligation in respect of such Sale and Leaseback Transaction is a finance lease obligation, the amount equal to the capitalized amount of such obligation determined in accordance with GAAP and included in the financial statements of the lessee or (b) if the obligation in respect of such Sale and Leaseback Transaction is not a finance lease obligation, the amount equal to the total Net Amount of Rent required to be paid by the lessee under such lease during the remaining term thereof (including any period for which the lease has been extended), discounted from the respective due dates thereof to such determination date at the applicable rate per annum borne by the applicable series of Notes compounded semiannually.

(iii) adding a definition of “Change of Control” as follows:

“Change of Control” means the occurrence of any of the following events:

a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing) of persons become the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company or otherwise; or

b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other person or any other person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

i) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation, and

ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

c) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

(iv) adding a definition of “Change of Control Repurchase Event” as follows:

“Change of Control Repurchase Event” means, with respect to a series of Notes, the occurrence of both a Change of Control and a Rating Decline with respect to such series of Notes.

(v) adding a definition of “Consolidated Net Worth” as follows:

“Consolidated Net Worth” of any Person means the stockholders’ equity of such Person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders’ equity) amounts attributable to Redeemable Stock of such Person or its Subsidiaries.

(vi) adding a definition of “Dollar-Denominated Production Payments” as follows:

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

(vii) adding a definition of “Government Contract Lien” as follows:

“Government Contract Lien” means any Lien required by any contract, statute, regulation or order in order to permit the Company or any of its Subsidiaries to perform any contract or subcontract made by the Company or its Subsidiaries with or at the request of the United States or any State thereof or any department, agency or instrumentality of either or to secure partial, progress, advance or other payments by the Company or any of its Subsidiaries to the United States or any State thereof or any department, agency or instrumentality of either pursuant to the provisions of any contract, statute, regulation or order.

(viii) adding a definition of “Investment Grade” as follows:

“Investment Grade” means BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s, or, if either S&P and Moody’s shall not make a rating on a series of Notes publicly available, then, with respect to such Notes, another Rating Agency.

(ix) adding a definition of “Lien” as follows:

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

(x) adding a definition of “Moody’s” as follows:

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

(xi) adding a definition of “Net Amount of Rent” as follows:

“Net Amount of Rent” as to any lease for any period means the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as payable under such lease subsequent to the first date upon which it may be so terminated.

(xii) adding a definition of “Net Working Capital” as follows:

“Net Working Capital” means (a) all current assets of the Company and its Subsidiaries, less (b) all current liabilities of the Company and its Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

(xiii) adding a definition of “Non-Recourse Indebtedness” as follows:

“Non-Recourse Indebtedness” means Indebtedness or that portion of Indebtedness of the Company incurred in connection with the acquisition by the Company of any property and as to which:

a) the holders of such Indebtedness agree in writing that they will look solely to the property so acquired and securing such Indebtedness for payment on or in respect of such Indebtedness; and

b) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms of any other Indebtedness of the Company or a Subsidiary, any holder of such other Indebtedness to declare a default under such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its stated maturity.

(xiv) adding a definition of “Oil and Gas Business” as follows:

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refinancing and transporting hydrocarbons and other related energy businesses.

(xv) adding a definition of “Permitted Liens” as follows:

“Permitted Liens” means, with respect to any Person, (a) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure performance, surety or appeal bonds to which such Person is a party or which are otherwise required of such Person, or deposits as security for contested taxes or import duties or for the payment of rent or other obligations of like nature, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers’, warehousemen’s, laborers’, materialmen’s, landlords’, vendors’, workmen’s, operators’, producers’ (including those arising pursuant to Article 9.343 of the Texas Uniform Commercial Code or other similar statutory provisions of other states with respect to production purchased from others) and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; (c) Liens for property taxes, assessments and other governmental charges or levies not yet delinquent or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (d) minor survey exceptions, minor encumbrances, easements or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (e) Liens existing on or provided for under the terms of agreements existing on the date on which the

Notes were originally issued; (f) Liens on property or assets of, or any shares of stock of or secured debt of, any Person at the time the Company or any of its Subsidiaries acquired the property or the Person owning such property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; (g) Liens securing a hedging obligation so long as such hedging obligation is of the type customarily entered into in connection with, and is entered into for the purpose of, limiting risk; (h) Liens upon specific properties of the Company or any of its Subsidiaries securing Indebtedness Incurred in the ordinary course of business to provide all or part of the funds for the exploration, drilling or development of those properties; (i) Purchase Money Liens and Liens securing Non-Recourse Indebtedness; provided, however, that the related purchase money Indebtedness and Non-Recourse Indebtedness, as applicable, shall not be secured by any property or assets of the Company or any Subsidiary other than the property acquired by the Company with the proceeds of such purchase money Indebtedness or Non-Recourse Indebtedness, as applicable; (j) Liens securing only Indebtedness of a wholly owned Subsidiary of the Company to the Company or to one or more wholly owned Subsidiaries of the Company; (k) Liens on any property to secure bonds for the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or Indebtedness issued or Guaranteed by the United States, any state or any department, agency or instrumentality thereof; (l) Government Contract Liens; (m) Liens in respect of Production Payments and Reserve Sales; (n) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Subsidiaries; (o) legal or equitable encumbrances deemed to exist by reason of negative pledges or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment, judgment lien or attachment lien in aid of execution on a judgment); (p) rights of a common owner of any interest in property held by such Person; (q) farmout, carried working interest, joint operating, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties entered into in the ordinary course of business; (r) any defects, irregularities or deficiencies in title to easements, rights-of-way or other properties which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person; and (s) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (e) through (m); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (e) through (m) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

(xvi) adding a definition of “Principal Property” as follows:

“Principal Property” means any property owned or leased by the Company or any Subsidiary, the gross book value of which exceeds one percent of the Company’s Consolidated Net Worth.

(xvii) adding a definition of “Production Payments and Reserve Sales” as follows:

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

(xviii) adding a definition of “Purchase Money Lien” as follows:

“Purchase Money Lien” means a Lien on property securing Indebtedness Incurred by the Company or any of its Subsidiaries to provide funds for all or any portion of the cost of (i) acquiring such property incurred before, at the time of, or within six months after the acquisition of such property or (ii) constructing, developing, altering, expanding, improving or repairing such property or assets used in connection with such property.

(xix) adding a definition of “Rating Agency” as follows:

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on a series of Notes publicly available, then, with respect to such Notes, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Company’s board of directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.

(xx) adding a definition of “Rating Decline” as follows:

“Rating Decline” means the rating of the Notes of a series shall be decreased by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies, provided, however, if the rating of the Notes of such series by each of the Rating Agencies is Investment Grade, then “Rating Decline” will mean the rating of the Notes of such series shall be decreased by one or more gradations (including gradations within categories as well as between rating categories) by each Rating Agency so that the rating of the Notes of such series by each of the Rating Agencies falls below Investment Grade, on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period shall be extended so long as the rating of the Notes of such series is under publicly announced consideration for possible downgrade by either of the Rating Agencies; provided, that the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Notes of such series).

(xxi) adding a definition of “Redeemable Stock” as follows:

“Redeemable Stock” of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other property or is or could become redeemable for cash or other property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the stated maturity of the applicable series of Notes; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the stated maturity of the applicable series of Debt Securities; provided, however, that Redeemable Stock shall not include any security that may be exchanged or converted at the option of the holder for Capital Stock of the Company having no preference as to dividends or liquidation over any other Capital Stock of the Company.

(xxii) adding a definition of “S&P” as follows:

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor to the rating agency business thereof.

(xxiii) adding a definition of “Sale and Leaseback Transaction” as follows:

“Sale and Leaseback Transaction” means any arrangement with any Person pursuant to which the Company or any of its Subsidiaries leases any Principal Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person, other than (i) temporary leases for a term, including renewals at the option of the lessee, of not more than five years, (ii) leases between the Company and a Subsidiary or between Subsidiaries of the Company, (iii) leases of Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property, and (iv) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

(xxiv) deleting the definition of “Subsidiary” in its entirety and replacing it with the following:

“Subsidiary” of any Person means (i) any Person of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the Subsidiaries of that Person or a combination thereof, and (ii) any partnership, joint venture or other Person in which that Person or one or more of the Subsidiaries of that Person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity; provided, however, that notwithstanding the foregoing, with respect to the Company and its Subsidiaries, the definition of Subsidiary shall not include any Person (other than a guarantor of the applicable series of Notes) that has securities that are listed for trading on a national securities exchange or that is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

(xxv) adding a definition of “Volumetric Production Payments” as follows:

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

(xxvi) adding a definition of “Voting Stock” as follows:

“Voting Stock” of any person means all classes of capital stock or other interests (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

(b) Section 6.01. Section 6.01(f) of the Indenture is hereby amended and restated in its entirety, solely with respect to the Notes, as follows:

“Indebtedness of the Company is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Indebtedness unpaid or accelerated exceeds $150,000,000 or its Dollar Equivalent at the time and such default remains uncured or such acceleration is not rescinded for 10 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding; or”

(c) Section 6.04. The first paragraph of Section 6.04 of the Indenture is hereby amended and restated in its entirety, solely with respect to the Notes, as follows:

“Section 6.04 Limitation on Suits by Holders. No Holder of any Debt Security or Coupon of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to Debt Securities of that same series and of the continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request upon the Trustee to institute such action or proceedings in respect of such Event of Default in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities to be Incurred therein or thereby, and the Trustee, for 90 days after its receipt of such notice, request and offer of indemnity or security shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the Holder of every Debt Security or Coupon with every other Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any Holders, or to obtain or seek to obtain priority over or preference to any other such

Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any use by a Holder affects, disturbs or prejudices the rights of any other Holders or obtains or seeks to obtain priority or preference over such other Holders). For the protection and enforcement of the provisions of this Section 6.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.”

(d) Article XIII. Article XIII of the Indenture is hereby amended to add the following section, solely with respect to the Notes:

“Section 13.17. USA PATRIOT Act. The parties to this Supplemental Indenture acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.”

Section 6. Ratification. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture. Except to the extent amended by or supplemented by this Supplemental Indenture, the Company and the Trustee hereby ratify, confirm and reaffirm the Indenture in all respects.

Section 7. No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 8. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 9. Severability. In the event any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 10. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture may be executed by facsimile or PDF transmission.

Section 11. Governing Law. The laws of the State of New York shall govern the construction and interpretation of this Supplemental Indenture.

Section 12. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be signed on their behalf by their duly authorized representatives as of the date first above written:

Pioneer Natural Resources Company

By:	/s/ Richard P. Dealy
Name:	Richard P. Dealy
Title:	President and
Chief Operating Officer

[Signature Page to Fourth Supplemental Indenture]

Wells Fargo Bank, National Association,
as Trustee

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A

FORM OF 2024 GLOBAL NOTE

(See attached.)

Exhibit A

[THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]1

[1]	Include for Global Notes.

[FACE OF SECURITY]

CUSIP NO.	723787 AS6
ISIN NO.	US723787AS61

No.	$

0.750% Senior Notes due 2024

Pioneer Natural Resources Company, a Delaware corporation, promises to pay to                , or registered assigns, the principal sum of                DOLLARS ($                ) on January 15, 2024.

Interest Payment Dates:	January 15 and July 15
Record Dates:	January 1 and July 1

Additional provisions of this Security are set forth on the other side of this Security.

Dated:	PIONEER NATURAL RESOURCES
COMPANY

By:
Richard P. Dealy
President and
Chief Operating Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wells Fargo Bank, National Association, as Trustee, certifies that this is one of the Debt Securities, designated 0.750% Senior Notes due 2024, referred to in the Indenture.

By:
Authorized Signatory

[REVERSE OF SECURITY]

0.750% Senior Notes due 2024

1. Interest

Pioneer Natural Resources Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on January 15 and July 15 of each year commencing on July 15, 2021. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 29, 2021. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in immediately available (same day) funds in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check or wire transfer payable in immediately available (same day) funds in such money.

3. Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association, a United States banking association (“Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as paying agent, Registrar or co-registrar.

4. Indenture

The Company issued the Securities under an indenture dated as of June 26, 2012, by and between the Company and the Trustee, as supplemented by the fourth supplemental indenture dated as of January 29, 2021 (the “Fourth Supplemental Indenture,” and, collectively with the aforementioned indenture, the “Indenture”), by and between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

This Security is one of a duly authorized issue of general unsecured obligations of the Company all issued or to be issued under the Indenture. Debt Securities issued under the Indenture may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants, Events of Default and subordination provisions and may otherwise vary as the Indenture provides. This Security is one of a series designated as 0.750% Senior Notes due 2024 (the “Securities”) issued under the Indenture, initially limited to $750,000,000 aggregate principal amount. The Company may, without the consent of the Holders of the Securities, increase such aggregate principal amount in the future, on the same terms and conditions and with the same CUSIP numbers as the Securities. The Company shall not issue any such additional Securities unless the additional Securities are fungible with the Securities for United States federal income tax purposes. The Indenture imposes certain limitations (with significant exceptions) on the ability of the Company and its Subsidiaries to create Liens on assets and engage in sale and leaseback transactions. This Indenture also imposes limitations on the ability of the Company to consolidate, merge or transfer all or substantially all of its assets.

5. Optional Redemption

The Securities will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 10 and not more than 60 days’ notice, on any date prior to their maturity (the “Redemption Date”). If the Securities are redeemed prior to January 15, 2022 (the “Par Call Date”), the Securities will be redeemed at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) plus a Make-Whole Premium, if any, calculated as provided in Section 2 of the Fourth Supplemental Indenture (the “Redemption Price”). In the event that the Securities are so redeemed, the Redemption Price will never be less than 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the Redemption Date. If the Securities are redeemed on or after the Par Call Date, the Securities will be redeemed at a redemption price equal to 100% of the principal amount of the Securities then outstanding to be redeemed plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on any interest payment date that is on or prior to the Redemption Date).

Any such redemption may, at the Company’s discretion, be conditioned upon the occurrence of certain events, as provided in Section 2 of the Fourth Supplemental Indenture.

6. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7. Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

8. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9. Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some or all its obligations under the Securities and the Indenture if the Company deposits or causes to be deposited with the Trustee cash or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or final maturity, as the case may be.

10. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any acceleration of principal and interest on the Securities resulting from a default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in Article IX of the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure, among other things, any ambiguity, omission, defect or inconsistency, or to evidence the succession of another Person to the Company pursuant to Article X of the Indenture, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to limit the applicability of or consequences of breach of any covenant, or to permit the qualification of the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to provide for the acceptance of a successor or separate Trustee.

11. Defaults and Remedies

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal or premium on the Securities at maturity, upon acceleration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice by Holders and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $150,000,000 and continues for 10 days after the required notice to the Company; and (v) certain events of bankruptcy or insolvency with respect to the Company and any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default without any action by the Trustee or any Holders.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

12. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13. No Recourse Against Others

An incorporator and any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

15. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

17. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture that has in it the text of this Security. Requests may be made to:

Corporate Secretary

Pioneer Natural Resources Company

777 Hidden Ridge

Irving, TX 75038

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.) and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the
other side of this Security)

Date:	Your Signature:
(Sign exactly as your name appears on the
other side of the Security)

Signature Guarantee:
(Signature must be guaranteed by a member firm of the New York Stock
Exchange or a commercial bank or trust company)

EXHIBIT B

FORM OF 2026 GLOBAL NOTE

(See attached.)

Exhibit B

[THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]2

[2]	Include for Global Notes.

[FACE OF SECURITY]

CUSIP NO.	723787AT4
ISIN NO.	US723787AT45

No.	$

1.125% Senior Notes due 2026

Pioneer Natural Resources Company, a Delaware corporation, promises to pay to                , or registered assigns, the principal sum of                DOLLARS ($                ) on January 15, 2026.

Interest Payment Dates:	January 15 and July 15
Record Dates:	January 1 and July 1

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

PIONEER NATURAL RESOURCES COMPANY

By:
Richard P. Dealy
President and
Chief Operating Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wells Fargo Bank, National Association, as Trustee, certifies that this is one of the Debt Securities, designated 1.125% Senior Notes due 2026, referred to in the Indenture.

By:
Authorized Signatory

[REVERSE OF SECURITY]

1.125% Senior Notes due 2026

18. Interest

Pioneer Natural Resources Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on January 15 and July 15 of each year commencing on July 15, 2021. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 29, 2021. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

19. Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in immediately available (same day) funds in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check or wire transfer payable in immediately available (same day) funds in such money.

20. Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association, a United States banking association (“Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as paying agent, Registrar or co-registrar.

21. Indenture

The Company issued the Securities under an indenture dated as of June 26, 2012, by and between the Company and the Trustee, as supplemented by the fourth supplemental indenture dated as of January 29, 2021 (the “Fourth Supplemental Indenture,” and, collectively with the aforementioned indenture, the “Indenture”), by and between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

This Security is one of a duly authorized issue of general unsecured obligations of the Company all issued or to be issued under the Indenture. Debt Securities issued under the Indenture may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants, Events of Default and subordination provisions and may otherwise vary as the Indenture provides. This Security is one of a series designated as 1.125% Senior Notes due 2026 (the “Securities”) issued under the Indenture, initially limited to $750,000,000 aggregate principal amount. The Company may, without the consent of the Holders of the Securities, increase such aggregate principal amount in the future, on the same terms and conditions and with the same CUSIP numbers as the Securities. The Company shall not issue any such additional Securities unless the additional Securities are fungible with the Securities for United States federal income tax purposes. The Indenture imposes certain limitations (with significant exceptions) on the ability of the Company and its Subsidiaries to create Liens on assets and engage in sale and leaseback transactions. This Indenture also imposes limitations on the ability of the Company to consolidate, merge or transfer all or substantially all of its assets.

22. Optional Redemption

The Securities will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 10 and not more than 60 days’ notice, on any date prior to their maturity (the “Redemption Date”). If the Securities are redeemed prior to December 15, 2025 (the “Par Call Date”), the Securities will be redeemed at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) plus a Make-Whole Premium, if any, calculated as provided in Section 2 of the Fourth Supplemental Indenture (the “Redemption Price”). In the event that the Securities are so redeemed, the Redemption Price will never be less than 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the Redemption Date. If the Securities are redeemed on or after the Par Call Date, the Securities will be redeemed at a redemption price equal to 100% of the principal amount of the Securities then outstanding to be redeemed plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on any interest payment date that is on or prior to the Redemption Date).

Any such redemption may, at the Company’s discretion, be conditioned upon the occurrence of certain events, as provided in Section 2 of the Fourth Supplemental Indenture.

23. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

24. Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

25. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

26. Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some or all its obligations under the Securities and the Indenture if the Company deposits or causes to be deposited with the Trustee cash or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or final maturity, as the case may be.

27. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any acceleration of principal and interest on the Securities resulting from a default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in Article IX of the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure, among other things, any ambiguity, omission, defect or inconsistency, or to evidence the succession of another Person to the Company pursuant to Article X of the Indenture, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to limit the applicability of or consequences of breach of any covenant, or to permit the qualification of the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to provide for the acceptance of a successor or separate Trustee.

28. Defaults and Remedies

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal or premium on the Securities at maturity, upon acceleration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice by Holders and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $150,000,000 and continues for 10 days after the required notice to the Company; and (v) certain events of bankruptcy or insolvency with respect to the Company and any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default without any action by the Trustee or any Holders.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

29. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

30. No Recourse Against Others

An incorporator and any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

31. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

32. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

33. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

34. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture that has in it the text of this Security. Requests may be made to:

Corporate Secretary

Pioneer Natural Resources Company

777 Hidden Ridge

Irving, TX 75038

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.) and irrevocably appoint __________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ______________________	Your Signature:
(Sign exactly as your name appears on the
other side of this Security)

Date: ______________________	Your Signature:
(Sign exactly as your name appears on the
other side of the Security)

Signature Guarantee:
(Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

EXHIBIT C

FORM OF 2031 GLOBAL NOTE

(See attached.)

Exhibit C

[THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]3

[3]	Include for Global Notes.

[FACE OF SECURITY]

CUSIP NO.	723787 AR8
ISIN NO.	US723787AR88

No.	$

2.150% Senior Notes due 2031

Pioneer Natural Resources Company, a Delaware corporation, promises to pay to                , or registered assigns, the principal sum of                DOLLARS ($                ) on January 15, 2031.

Interest Payment Dates:	January 15 and July 15
Record Dates:	January 1 and July 1

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

PIONEER NATURAL RESOURCES COMPANY

By:
Richard P. Dealy
President and
Chief Operating Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wells Fargo Bank, National Association, as Trustee, certifies that this is one of the Debt Securities, designated 2.150% Senior Notes due 2031, referred to in the Indenture.

By:
Authorized Signatory

[REVERSE OF SECURITY]

2.150% Senior Notes due 2031

35. Interest

Pioneer Natural Resources Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on January 15 and July 15 of each year commencing on July 15, 2021. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 29, 2021. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

36. Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in immediately available (same day) funds in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check or wire transfer payable in immediately available (same day) funds in such money.

37. Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association, a United States banking association (“Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as paying agent, Registrar or co-registrar.

38. Indenture

The Company issued the Securities under an indenture dated as of June 26, 2012, by and between the Company and the Trustee, as supplemented by the fourth supplemental indenture dated as of January 29, 2021 (the “Fourth Supplemental Indenture,” and, collectively with the aforementioned indenture, the “Indenture”), by and between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

This Security is one of a duly authorized issue of general unsecured obligations of the Company all issued or to be issued under the Indenture. Debt Securities issued under the Indenture may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants, Events of Default and subordination provisions and may otherwise vary as the Indenture provides. This Security is one of a series designated as 2.150% Senior Notes due 2031 (the “Securities”) issued under the Indenture, initially limited to $1,000,000,000 aggregate principal amount. The Company may, without the consent of the Holders of the Securities, increase such aggregate principal amount in the future, on the same terms and conditions and with the same CUSIP numbers as the Securities. The Company shall not issue any such additional Securities unless the additional Securities are fungible with the Securities for United States federal income tax purposes. The Indenture imposes certain limitations (with significant exceptions) on the ability of the Company and its Subsidiaries to create Liens on assets and engage in sale and leaseback transactions. This Indenture also imposes limitations on the ability of the Company to consolidate, merge or transfer all or substantially all of its assets.

39. Optional Redemption

The Securities will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 10 and not more than 60 days’ notice, on any date prior to their maturity (the “Redemption Date”). If the Securities are redeemed prior to October 15, 2030 (the “Par Call Date”), the Securities will be redeemed at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) plus a Make-Whole Premium, if any, calculated as provided in Section 2 of the Fourth Supplemental Indenture (the “Redemption Price”). In the event that the Securities are so redeemed, the Redemption Price will never be less than 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the Redemption Date. If the Securities are redeemed on or after the Par Call Date, the Securities will be redeemed at a redemption price equal to 100% of the principal amount of the Securities then outstanding to be redeemed plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on any interest payment date that is on or prior to the Redemption Date).

Any such redemption may, at the Company’s discretion, be conditioned upon the occurrence of certain events, as provided in Section 2 of the Fourth Supplemental Indenture.

40. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

41. Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

42. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

43. Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some or all its obligations under the Securities and the Indenture if the Company deposits or causes to be deposited with the Trustee cash or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or final maturity, as the case may be.

44. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any acceleration of principal and interest on the Securities resulting from a default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in Article IX of the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure, among other things, any ambiguity, omission, defect or inconsistency, or to evidence the succession of another Person to the Company pursuant to Article X of the Indenture, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to limit the applicability of or consequences of breach of any covenant, or to permit the qualification of the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to provide for the acceptance of a successor or separate Trustee.

45. Defaults and Remedies

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal or premium on the Securities at maturity, upon acceleration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice by Holders and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $150,000,000 and continues for 10 days after the required notice to the Company; and (v) certain events of bankruptcy or insolvency with respect to the Company and any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities being due and payable immediately upon the occurrence of such Events of Default without any action by the Trustee or any Holders.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

46. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

47. No Recourse Against Others

An incorporator and any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

48. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

49. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

50. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

51. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture that has in it the text of this Security. Requests may be made to:

Corporate Secretary

Pioneer Natural Resources Company

777 Hidden Ridge

Irving, TX 75038

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint __________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ______________________	Your Signature:
(Sign exactly as your name appears on the
other side of this Security)

Date: ______________________	Your Signature:
(Sign exactly as your name appears on the
other side of the Security)

Signature Guarantee:
(Signature must be guaranteed by a member firm of the New York Stock
Exchange or a commercial bank or trust company)